As filed with the Securities and Exchange Commission on March 1, 1996
                      Registration No. 33-__________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                    __________________________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                    __________________________________
                  CRACKER BARREL OLD COUNTRY STORE, INC.
          (Exact name of registrant as specified in its charter)

       Tennessee                                      62-0812904
(State of Incorporation)                          (I.R.S. Employer
                                                  Identification No.)

                              Hartmann Drive
                               P.O. Box 787
                       Lebanon, Tennessee 37088-0787
                 (Address of principal executive offices)

                          1987 STOCK OPTION PLAN
                         (Full Title of the Plan)

                               Dan W. Evins
                        Director, Chairman and CEO
                  Cracker Barrel Old Country Store, Inc.
                       P.O. Box 787   Hartmann Drive
                       Lebanon, Tennessee 37088-0787
                              (615) 444-5533
         (Name, address and telephone number of agent for service)

                             (with copies to:)
                           Kelly R. Duggan, Esq.
                   Baker, Donelson, Bearman & Caldwell,
                        A Professional Corporation
                        1700 Nashville City Center
                             511 Union Street
                              P.O. Box 190613
                        Nashville, Tennessee 37219
                              (615) 726-5619

                      CALCULATION OF REGISTRATION FEE
  Title of                       Proposed       Proposed Maximum   Amount of
Securities to  Amount to be  Maximum Offering Aggregate Offering Registration
be Registered   Registered  Price Per Share(1)       Price            Fee
_____________________________________________________________________________
Shares, Common
 Stock,
$.50 par value   3,000,000      $20.875        $62,625,000       $21,595
=============================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices of the Company's Common Stock on the NASDAQ National Market System on February 27, 1996.

This registration statement provides for the registration of an additional 3,000,000 shares of common stock of the Company to be issued pursuant to its 1987 Stock Option Plan.

                                EXPERTS AND
                        INCORPORATION BY REFERENCE

     The contents of the Form S-8 Registration Statement under the Securities Act of 1933, File No. 33-__________, covering the Cracker Barrel Old Country Store, Inc. 1987 Stock Option Plan, are incorporated herein by reference.

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended July 28, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the quarters ended October 27, 1995 and October 28, 1994, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarters ended October 27, 1995 and October 28, 1994, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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                             INDEX TO EXHIBITS
                             _________________


Exhibits
________

5 Opinion of Baker, Donelson, Bearman & Caldwell, A Professional Corporation, counsel to the Registrant.

15 Letter in lieu of consent of Deloitte & Touche LLP regarding review report on unaudited interim financial information.

23(a)  Consent of Deloitte & Touche LLP.

23(b) Consent of Baker, Donelson, Bearman & Caldwell, A Professional Corporation (contained in their opinion filed as Exhibit 5).

25     Power of Attorney (Included on signature page).


28(a)  The Company's 1987 Employee Stock Option Plan, as amended.














_________________
    1 Incorporated by reference to the Company's Annual Report on Form 8-K under the Securities Exchange Act of 1934 filed February 3, 1992 (File No. 33-56222).

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cracker Barrel Old Country Store, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, and State of Tennessee, on the 1st day of March, 1996.

                  CRACKER BARREL OLD COUNTRY STORE, INC.

By:  /s/Dan W. Evins                    Dated: March 1, 1996
     Dan W. Evins
     Director, Chairman and
     Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Evins, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him an in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the date indicated above.

/s/James C. Bradshaw                    /s/Charles T. Lowe, Jr.
James C. Bradshaw, M.D., Director       Charles T. Lowe, Jr., Director

__________________________________      /s/B.F. Lowery
Robert V. Dale, Director                B.F. Lowery, Director

/s/Dan W. Evins                         /s/Ronald N. Magruder
Dan W. Evins, Director                  Ronald N. Magruder, Director

/s/Edgar W. Evins                       /s/Gordon L. Miller
Edgar W. Evins, Director                Gordon L. Miller, Director

/s/William D. Heydel                    /s/Martha M. Mitchell
William D. Heydel, Director             Martha M. Mitchell, Director

/s/Robert C. Hilton                     /s/James H. Stewart
Robert C. Hilton, Director              James H. Stewart, Director

/s/Charles E. Jones, Jr.                __________________________________
Charles E. Jones, Jr., Director         Jimmie D. White, Director

                                 EXHIBIT 5
                                 _________

        OPINION AND CONSENT OF BAKER, DONELSON, BEARMAN & CALDWELL
        __________________________________________________________

March 1, 1996

Cracker Barrel Old Country Store, Inc.
P.O. Box 787
Hartmann Drive
Lebanon, Tennessee 37088-0787

RE: 1987 Stock Option Plan

Gentlemen:

     We have acted as securities counsel for Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's 1987 Stock Option Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

     We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and existing under the laws of the State of Tennessee.

     2. The Plan has been duly and validly authorized and adopted, and the additional 3,000,000 shares of Common Stock of the Company, $.50 par value (the "Shares") that may be issued and sold from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Tennessee, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

BAKER, DONELSON, BEARMAN & CALDWELL,
a Professional Corporation

                                EXHIBIT 15
                                __________
              DELOITTE & TOUCHE LLP LETTER IN LIEU OF CONSENT
              _______________________________________________
                  CONCERNING UNAUDITED INTERIM FINANCIALS
                  _______________________________________



March 1, 1996


Cracker Barrel Old Country Store, Inc.
Hartmann Drive
Lebanon, Tennessee 37088-0787

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Cracker Barrel Old Country Store, Inc. for the quarters ended October 27, 1995 and October 28, 1994, as indicated in our report dated December 6, 1995; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended October 27, 1995, is being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP
Nashville, Tennessee

                               EXHIBIT 23(a)
                               _____________
                     CONSENT OF DELOITTE & TOUCHE LLP
                     ________________________________





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Cracker Barrel Old Country Store, Inc. on Form S-8 of our report dated September 6, 1995 incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended July 28, 1995.



DELOITTE & TOUCHE LLP
Nashville, Tennessee

March 1, 1996

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